SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                      SOUTHERN PACIFIC FUNDING CORPORATION
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

--------------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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


                      SOUTHERN PACIFIC FUNDING CORPORATION

                          4949 Meadows Road, Suite 600
                            Lake Oswego, Oregon 97035
                                 (503) 303-5400



                                                                  April 30, 1998


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders (the "Meeting") of Southern Pacific Funding Corporation ("Southern Pacific" or the "Company"), which will be held on Monday, June 8, 1998, at 1:30 p.m., at the Embassy Suites Hotel, 9000 SW Washington Square Road, Tigard, Oregon 97223.

         The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business to be transacted at the Meeting. Directors and officers of Southern Pacific, as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Meeting to respond to stockholders' questions.

         The Board of Directors of Southern Pacific has determined that an affirmative vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

         Please complete, date, sign and return the enclosed proxy card promptly. Your cooperation is appreciated and necessary to establish a quorum for the conduct of business at the meeting. Every stockholder's vote is important.

         On behalf of the Board of Directors and all of the employees of Southern Pacific, we wish to thank you for your continued support. We appreciate your interest.

                               Sincerely yours,


                               /s/ ROBERT W. HOWARD

                               Robert W. Howard
                               Chief Executive Officer

                      SOUTHERN PACIFIC FUNDING CORPORATION

                          4949 Meadows Road, Suite 600
                            Lake Oswego, Oregon 97035
                                 (503) 303-5400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 1998


         The annual meeting of stockholders (the "Meeting") of Southern Pacific Funding Corporation, a California corporation ("Southern Pacific" or the "Company"), will be held on Monday, June 8, 1998, at 1:30 p.m., at the Embassy Suites Hotel, 9000 SW Washington Square Road, Tigard, Oregon 97223.

         The Meeting is for the purpose of considering and voting upon the following matters:

         1. The election of six directors for terms of one year each and until their successors have been elected and qualified;

         2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998;

         3. A proposal to amend the Company's 1995 Stock Option, Deferred Stock and Restricted Stock Plan to increase the number of authorized shares available for grant under the plan by 1,500,000 shares; and

         4. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

         The Company's Board of Directors ("Board" or "Board of Directors") has established April 23, 1998, as the record date for the Meeting. Only stockholders of record as of the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available at the headquarters of Southern Pacific Funding Corporation, at the address set forth above, for a period of ten days prior to the Meeting and at the Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS MAY VOTE IN PERSON OR BY PROXY. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE IT IS EXERCISED AND VOTE PERSONALLY AT THE MEETING.

                       By Order of the Board of Directors


                                      Wendy Beth Oliver
                                      Secretary
Lake Oswego, Oregon
April 30, 1998

                      SOUTHERN PACIFIC FUNDING CORPORATION

                          4949 Meadows Road, Suite 600
                            Lake Oswego, Oregon 97035
                                 (503) 303-5400

                                 --------------

                                 PROXY STATEMENT
                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 1998



                               GENERAL INFORMATION


SOLICITATION AND VOTING OF PROXIES

         This proxy statement is furnished to stockholders of Southern Pacific Funding Corporation ("Southern Pacific" or the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies to be used at the annual meeting of stockholders to be held at the Embassy Suites Hotel, 9000 SW Washington Square Road, Tigard, Oregon 97223, on Monday, June 8, 1998, at 1:30 p.m., and at any adjournment or postponement thereof (the "Meeting"). The Company's 1997 Annual Report to Stockholders accompanies this proxy statement. This proxy statement is first being mailed to stockholders on or about May 4, 1998.

PROXY INFORMATION

         At the Meeting, stockholders will be asked to vote on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. The enclosed proxy card enables stockholders to vote on matters to be considered at the Meeting without the necessity of attending the Meeting. All proxies signed, dated, and returned to the Company prior to the Meeting will be voted as specified in the proxy. In the event that a proxy does not specify a preference on matters to be considered at the Meeting, the proxy will be voted FOR each of the nominees for election as directors, FOR ratification of the appointment of the Company's independent auditors, and FOR amendment of the Company's 1995 Stock Option, Deferred Stock and Restricted Stock Plan (the "1995 Stock Option Plan").

         If any other matters are properly brought before the Meeting, the execution of a proxy confers on the designated proxyholders the discretionary authority to vote the shares in accordance with their judgment. The Company is not aware of any additional matters that will be presented for consideration at the Meeting.

         A proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of your intent to revoke your proxy, by submitting a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Meeting.

         The Company will bear all costs of preparing this proxy statement and of soliciting proxies on behalf of management. In addition to soliciting proxies by mail, the Company and its officers, directors, and employees may solicit proxies personally or by telephone, facsimile transmission or telegram. No additional compensation will be paid for solicitation of proxies by these individuals. The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding the proxy materials to stockholders whose stock is held of record by such entities.

VOTING SECURITIES

         The Board of Directors has fixed the close of business on April 23, 1998, as the record date (the "Record Date") for determining stockholders entitled to vote at the Meeting and any adjournment or postponement thereof. On the Record Date, the Company had outstanding 20,738,838 shares of common stock, without par value (the "Common Stock"). The Common Stock is the only outstanding voting security of the Company.

         Each share entitles its owner to one vote on all matters to be voted on at the Meeting. In addition, stockholders are entitled to cumulative voting rights in the election of directors. Under the cumulative voting method, a stockholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the stockholder desires. A stockholder may not cumulate his or her votes for a candidate unless such candidate's name has been placed in nomination and the stockholder has given notice at the Meeting prior to the voting of his or her intention to cumulate his or her votes. If any stockholder gives such notice, then all stockholders may cumulate their votes.

         In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected. The proposals to ratify the appointment of independent auditors and to amend the 1995 Stock Option Plan will each be approved upon the affirmative vote of a majority of the shares represented and voting upon the proposal at the Meeting (which shares voting affirmatively must also constitute at least a majority of the required quorum).

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining the number of shares voting on a particular proposal, only shares voted "For" or "Against" are treated as shares "represented and voting" at the Meeting. Accordingly, abstentions and broker non-votes will have no effect on the required vote on the proposals specified in the accompanying Notice of Annual Meeting of Stockholders. In the event that a quorum is not obtained, or if fewer shares of Common Stock are voted to approve or ratify any proposal than the number required for approval or ratification, the Meeting may be adjourned or postponed in order to permit the further solicitation of proxies. At any subsequent reconvening of the Meeting, all proxies, unless properly revoked, will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date, by (i) each of the Company's directors and nominees for director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group. In addition, the table sets forth share ownership information for each person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock on the Record Date, as disclosed in certain reports regarding such ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to "beneficially own" any securities (a) over which such person has, directly or indirectly, sole or shared voting or investment power or (b) of which such person has the right to acquire beneficial ownership, including through the exercise of stock options, within 60 days after the Record Date.


                                                                                      Amount and
                                                                                       Nature of
           Name (and Address if                                                       Beneficial                 Percent of
           5% Beneficial Owner)                    Position with Company            Ownership(1)(2)                Class(3)

Imperial Credit Industries, Inc.                             --                           9,742,500(4)                46.9%
23550 Hawthorne
Building 1, Suite 240
Torrance, CA 90505

Wellington Management Company,                               --                           1,465,800(5)                 7.1%
LLP
75 State Street
Boston, MA 02109

Brookhaven Capital Management                                --                           1,229,000(6)                 5.9%
Co., Ltd.
3000 Sandhill Road
Bldg. 3, Ste. 105
Menlo Park, CA 94025

H. Wayne Snavely...........................   Chairman of the Board                          152,000                      *
                                              and Director

Robert W. Howard...........................   Vice Chairman and Chief                       442,777(7)                 2.1%
                                              Executive Officer and
                                              Director

Bernard A. Guy.............................   President and Chief                           452,473(7)                 2.1%
                                              Operating Officer and
                                              Director

Thomas Bowser..............................   Executive Vice President,                      12,944(7)                    *
                                              Production




                                                     - 3 -






Peter F. Makowiecki........................   Executive Vice President                        13,000                      *
                                              and Chief Financial
                                              Officer

Frank A. Frazzitta.........................   Senior Vice President,                          21,789                      *
                                              Strategic Alliance

John D. Dewey..............................   Director                                        24,800                      *

E. James Hedemark..........................   Nominee for Director                                 -                      *

Allan Van Ruiter...........................   Director                                        27,000                      *

Stephen J. Shugerman.......................   Director                                        83,500                      *

Frank P. Willey............................   Director                                        23,000                      *

All directors and executive officers                                                       1,257,283                   5.7%
as a group (12 persons)


*        Less than 1% of outstanding Common Stock.

(1) Except as otherwise noted and subject to community property laws, each person whose shares are included herein exercises sole (or shares with spouse, relative or affiliate) voting and dispositive power as to reported shares.

(2) Includes shares subject to options exercisable within 60 days after the Record Date as follows: Mr. Snavely - 152,000 shares, Mr. Howard - 408,440 shares, Mr. Guy - 408,440 shares, Mr. Bowser - 12,500 shares, Mr. Makowiecki - 10,000 shares, Mr. Frazzitta - 6,000 shares, Mr. Shugerman - 77,000 shares, Messrs. Dewey, Ruiter and Willey - 17,000 shares each; and all directors and executive officers as a group - 1,127,380 shares.

(3) Each percentage has been calculated on the basis of 20,738,838 shares of Common Stock outstanding on the Record Date, plus the number of shares of Common Stock which each person or group has the right to acquire within 60 days after the Record Date.

(4)      In  October  1994,   Imperial   Credit   Industries,   Inc.   ("ICII"),
         incorporated the Company as part of a strategic decision to form a separate subsidiary through which to operate the residential lending division of Southern Pacific Bank (formerly Southern Pacific Thrift & Loan Association) ("SPB"), a wholly owned subsidiary of ICII. To further this strategy, in December 1994, ICII made a capital contribution of $250,000 to the Company in exchange for 100% of its outstanding capital stock. The Company completed an initial public offering of its Common Stock in June 1996. As a result of three secondary offerings during 1996 and 1997, ICII has reduced its beneficial ownership of the Common Stock outstanding to approximately 46.9%.

(5) Information is based on a Schedule 13G filed in January 1998, in which Wellington Management Company, LLP ("Wellington"), a registered investment adviser, disclosed that it had shared voting power as to 802,200 shares and shared dispositive power over all of the listed shares.

(6) Information is based on a Schedule 13D filed in December 1997, in which Brookhaven Capital Management Co., Ltd. ("BCM"), an investment adviser to various investment limited partnerships, and its affiliates disclosed that they have shared voting and dispositive power as to the listed shares, except that BCM has sole voting and dispositive power as to 48,800 shares and Vincent A. Carrino, the sole director and president of BCM and one of the general partners of certain investment limited partnerships, has sole voting and dispositive power as to 75,000 shares.

(7) Includes shares allocated to the accounts of participants in the Company's 401(k) profit sharing plan, as to which they have voting power, as follows: Mr. Howard - 337 shares, Mr. Guy - 5,533 shares, and Mr. Bowser - 444 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, certain officers, and certain holders of more than 10% of the Company's Common Stock to file reports of beneficial ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during 1997, its officers, directors and 10% owners complied with all Section 16(a) filing requirements.


                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Company's Board of Directors shall consist of no fewer than three and no more than seven members as determined from time to time by the Board. Although the Board currently consists of seven members, the board has voted to reduce the size of the Board of Directors to six members effective as of the Meeting. Directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified.

         The six nominees proposed for election at the Meeting are H. Wayne Snavely, Robert W. Howard, Bernard A. Guy, E. James Hedemark, Stephen J. Shugerman, and Frank P. Willey. John D. Dewey and Allan Van Ruiter, who have been directors of the Company since June 1996, are not standing for reelection. The Board has nominated E. James Hedemark to fill the remaining vacancy. For a description of Mr. Hedemark's qualifications, see "Information with Respect to Nominees." There are no arrangements or understandings between the Company and any nominee pursuant to which such person was elected or nominated to be a director of the Company.

         In the event that any nominee is unable to serve or declines to serve for any reason, proxies will be voted for the election of all other nominees named and for such other person or persons as may be designated by the present Board of Directors. The Board has no reason to believe that any of the nominees named will be unable or unwilling to serve.

         Any vacancy that occurs during the term of a director, including by reason of an increase in positions, may be filled until the next annual meeting of stockholders by the affirmative vote of a majority of the remaining directors. The Board expects that it will take the necessary action to increase the number of positions on the Board to seven and to elect a director to fill the resulting vacancy at some time following the Meeting. Any such new director would be subject to a vote of stockholders at the 1999 annual meeting of stockholders, if nominated.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

INFORMATION WITH RESPECT TO NOMINEES

         Certain information with respect to each person nominated for election as a director is set forth below. Ages given are as of the Record Date. No family relationships exist among any of the executive officers and nominees for director of the Company. For information with respect to ownership of Common Stock by directors, see "Security Ownership of Certain Beneficial Owners and Management."

NAME                                        AGE          POSITION
----                                        ---          --------

H. Wayne Snavely.................           56           Chairman of the Board

Robert W. Howard.................           51           Vice Chairman and Chief Executive Officer and Director

Bernard A. Guy...................           41           President and Chief Operating Officer and Director

E. James Hedemark................           49           Nominee for Director

Stephen J. Shugerman.............           50           Director

Frank P. Willey..................           44           Director


         H. Wayne Snavely has been Chairman of the Board of the Company since April 1995. He has been Chairman and Chief Executive Officer of ICII (Nasdaq-ICII) since December 1991, Chairman of the Board of Franchise Mortgage Investment Corp. (Nasdaq-FMAX) since August 1997, Chairman of the Board of Impaq Mortgage Holdings, Inc. (AMEX-IMH) since August 1995, and Chairman of the Board of Imperial Credit Commercial Mortgage Investment Corporation (Nasdaq-ICMI) since July 1997. Mr. Snavely served as a director of Imperial Bancorp (NYSE-IMP) from 1994 to 1998.

         Robert W. Howard currently serves as Vice Chairman and Chief Executive Officer of the Company and has been a director of the Company since April 1995. Until July 1997, Mr. Howard also served as President of the Company. From January 1994 to April 1995, Mr. Howard was Senior Vice President of SPB's Residential Lending Division and from December 1992 to January 1994, he was Vice President of the same division. From January 1990 to December 1992, Mr. Howard was Senior Vice President at Preferred Financial Funding Corp., a retail mortgage banking company specializing in non-conforming credit loans. Mr. Howard is a licensed Certified Public Accountant in the state of California.

         Bernard A. Guy has been President and Chief Operating Officer of the Company since July 1997. Prior to becoming President, he served as Executive Vice President of the Company. Mr. Guy has been a director of the Company since April 1995. From January 1994 to April 1995, he was Senior Vice President of SPB's Residential Lending Division and from December 1992 to January 1994, he was Vice President of the same division. From June 1989 to December 1992, Mr. Guy was Senior Vice President at Preferred Financial Funding Corp., a retail mortgage banking company specializing in non-conforming credit loans.

         E. James Hedemark is being nominated for election as a director at the Meeting. Mr. Hedemark has been a private consultant to Hedemark & Company since 1994. Previously, he was President and Chief Executive Officer of Napa Valley Bank. Prior to 1993, he served in various capacities at Bank of America N.T. & S.A. including, beginning in 1992, as President and Chief Executive Officer of Bank of America Texas, N.A. Mr. Hedemark is also a director of Napa National Bank.

         Stephen J. Shugerman has been a director of the Company since April 1995. Mr. Shugerman has served as President of SPB since June 1987. Mr.
Shugerman is a past president of the California Association of Thrift & Loan Companies. Mr. Shugerman also serves as a director of ICII.

         Frank P. Willey has been a director of the Company since June 1996. He has been President of Fidelity National Financial, Inc. since January 1995. From 1984 to 1994, Mr. Willey was Executive Vice President and General Counsel of Fidelity National Title Insurance Company. Mr. Willey is a director of CKE Restaurants, Inc., Mortgage Capital Resources Company, and Ugly Duckling Holdings, Inc.

MEETINGS AND COMMITTEES OF THE BOARD

         During 1997, the Board of Directors of the Company held 11 regular meetings and no special meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during 1997.

         The Audit Committee of the Board is presently comprised of Mr. Ruiter (Chair) and Mr. Willey, and is responsible for making recommendations concerning the engagement of independent auditors, approving professional services provided by the independent auditors, and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 1997.

         The Compensation Committee of the Board is presently comprised of Messrs. Snavely (Chair), Ruiter, and Willey. The Compensation Committee met once during 1997. The Compensation Committee is responsible for reviewing the philosophy and policies of the Company with respect to executive compensation, for recommending to the Board senior officer salaries and compensation packages, for reviewing decisions made by an internal management committee as to compensation policies relating to employees other than executive officers, and for the administration of the Company's stock option plans. A subcommittee of the Compensation Committee currently comprised of Messrs. Ruiter and Willey is authorized to approve grants of options under the 1995 Stock Option Plan and to consider compensation intended to be deductible pursuant to Section 162(m) of the Internal Revenue Code.

         The Board of Directors does not have a Nominating Committee. The Board as a whole considers potential nominees for director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Board as a whole acted on certain executive compensation decisions during 1997. Mr. Snavely is Chairman of the Board. Messrs. Howard and Guy are each an executive officer of the Company. Messrs. Howard and Guy participated in all compensation matters considered by the Board, except those relating to their own compensation. See "Non-Employee Director Compensation."

NON-EMPLOYEE DIRECTOR COMPENSATION

         During 1997, the Company paid its non-employee directors a $20,000 annual retainer and $1,500 for each Board meeting attended. In addition, Messrs. Ruiter and Willey were each paid $1,750 in connection with two Audit Committee meetings held in January 1997. The Company also reimbursed its directors for reasonable expenses incurred in attending meetings.

         On April 23, 1997, the Company granted options to purchase 10,000 shares of Common Stock at an exercise price of $10.25 per share under its 1995 Stock Option Plan to each of its five non-employee directors. The options become exercisable in five equal annual installments beginning one year after the date of grant and have a term of 10 years. The option term will expire one year after the holder ceases to be a director due to death or disability or three months after ceasing to be a director for any other reason.

         The Company has a five-year consulting agreement with The Dewey Consulting Group (the "Dewey Group"), which is owned by Mr. Dewey, that will expire in June 2001. Pursuant to the agreement, the Dewey Group assists the Company in the development of strategic alliances with selected mortgage lenders. The Dewey Group is compensated based on the number of strategic alliances entered into and the volume of loan production and earnings resulting from those alliances. The Company paid the Dewey Group approximately $538,640 for services rendered during 1997. If the Company receives warrants in connection with entering into a strategic alliance, the Dewey Group is also entitled to receive 15% of the warrant interest received by the Company. In the event of acquisition of a strategic alliance partner, the Dewey Group receives cash based on the per share acquisition price compared to the warrant exercise price.

         The Dewey Group is continuing to provide consulting services to the Company in connection with the investigation of possible acquisitions and strategic alliances. Should any of these acquisitions or alliances be completed, the Dewey Group is likely to receive substantial additional compensation in the future.


         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended December 31, 1997, were KPMG Peat Marwick LLP. The Board of Directors has reappointed KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting. They will be given an opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders present at the Meeting.

         THE  BOARD  OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  THAT  YOU  VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

               PROPOSAL 3: AMENDMENT TO THE 1995 STOCK OPTION PLAN

DESCRIPTION OF AMENDMENT

         Stockholders are being asked to consider and approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock available for grant by 1,500,000 shares, to a total of 3,442,200 shares. The Board adopted the amendment, subject to stockholder approval, at a meeting held on March 30, 1998. The 1995 Stock Option Plan was initially approved by ICII, as the Company's sole stockholder.

         At April 23, 1998, options to purchase 15,750 shares had been exercised under the 1995 Stock Option Plan, 1,487,800 shares were subject to outstanding options, and 438,650 shares (not including the 1,500,000 shares) were available for additional awards. Also at that date, 231 persons held options under the 1995 Stock Option Plan, including each of the Company's five non-employee directors, each of its executive officers and 219 other employees. The optionees represent the pool of persons presently considered eligible to participate in the 1995 Stock Option Plan. The Company expects that persons who become employees of the Company in connection with businesses acquired by the Company will be among the recipients of future awards under the 1995 Stock Option Plan. However, no awards or specific plans with respect thereto have been made regarding the additional 1,500,000 shares authorized by the proposed amendment. The closing sale price for the Common Stock reported on the New York Stock Exchange on April 23, 1998, was $17.625.

         A summary description of certain terms and provisions of the 1995 Stock Option Plan follows.

SUMMARY OF TERMS OF 1995 STOCK OPTION PLAN

         The purpose of the 1995 Stock Option Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity, and industry, and to provide incentives to such personnel that are linked directly to increases in stockholder value, and will, therefore, inure to the benefit of all stockholders of the Company.

         The 1995 Stock Option Plan provides for awards (collectively, "Awards") of incentive stock options ("ISOs") qualified under Section 422 of the Internal Revenue Code, as amended (the "Code"), nonqualified stock options, deferred stock, restricted stock, stock appreciation rights ("SARs"), and limited SARs. Awards may be granted to officers and other key employees of the Company and to the Company's non-employee directors, except that non-employee directors are not eligible to receive ISOs. To the extent that an Award granted under the 1995 Stock Option Plan is canceled or forfeited or expires, the shares subject to the terminated portion of such Award will again become available for the grant of additional Awards under the 1995 Stock Option Plan. No Awards may be granted after October 31, 2005.

         The 1995 Stock Option Plan is administered by a committee of directors appointed by the Board (the "Committee"), which presently is comprised of the members of the Compensation Committee. Grants of options under the 1995 Stock Option Plan in the future will be made by a subcommittee of the Compensation Committee.

         The exercise price for any option granted under the 1995 Stock Option Plan must be at least 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. Options granted under the 1995 Stock Option Plan will become exercisable upon the terms and be subject to the restrictions contained in each Award agreement authorized by the Committee. Options will be exercisable for a term of not more than ten years as fixed by the Committee (five years in the case of an ISO granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock). The aggregate number of shares subject to options granted to a single participant during a given fiscal year shall not exceed 50% of the total shares of Common Stock reserved for issuance under the 1995 Stock Option Plan.

         The exercise price of any option granted under the 1995 Stock Option Plan is payable in full (1) in cash, (2) by surrender of shares of Common Stock already owned by the optionholder having a market value equal to the aggregate exercise price of all shares to be purchased (including, in the case of the exercise of a nonqualified stock option, restricted stock subject to an Award under the 1995 Stock Option Plan), (3) by cancellation of indebtedness owed by the Company to the optionee, (4) by a full recourse promissory note or (5) by any combination of the foregoing. The Company may make loans available to optionees, subject to Board approval, in connection with the exercise of options. The amount of any such loan may not exceed the sum of the exercise price plus any federal, state, or local income taxes attributable to such exercise. Such loans will bear interest at the rate, if any, determined by the Committee and have a term of up to seven years. Unless the Committee determines otherwise, shares of Common Stock shall be pledged as collateral for such loans. If such shares are returned to the Company in satisfaction of the loan, the shares will again be available for grants of future Awards.

         A recipient of SARs will receive, upon exercise, a payment (in cash or shares of Common Stock, as determined by the Committee) based on the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the SARs, which will not be less than the fair market value of a share of Common Stock on the date of grant. SARs may be granted in conjunction with an option or may be granted as free-standing Awards. Limited SARs may be exercised only in the event of a change in control (as defined in the 1995 Stock Option Plan) of the Company.

         Awards of restricted stock and deferred stock will be subject to such terms and conditions as the Committee deems appropriate. The restrictions will generally include a requirement that the Awards be forfeited upon termination of the participant's employment prior to the expiration of a specified period of time. The Committee may also specify performance objectives applicable to Awards of restricted stock and deferred stock. Recipients of restricted stock Awards are issued stock certificates with dividend and voting rights, but may not transfer the shares until all restrictions have lapsed. Recipients of deferred stock Awards are not issued certificates until the lapse of all restrictions, but are entitled to receive payments equal to any dividends paid on the outstanding Common Stock during the restriction period.

         In the event of a stock split, stock dividend, or other change in capitalization, the Committee may make such proportional adjustments in the aggregate number of shares for which Awards may be granted under the 1995 Stock Option Plan and the number of shares covered by, and the exercise or base price of, any outstanding Awards, as the Committee in its sole discretion may deem appropriate.

         Unless otherwise determined by the Committee or the Board at or after grant but prior to a change of control, if a change of control of the Company occurs, (i) any indebtedness extended by the Company for the purpose of exercising any option will be forgiven and collateral pledged will be released,
(ii) all Awards of restricted stock and deferred stock, SARs outstanding for at least six months and stock options will become fully vested, and (iii) the value of all outstanding stock options, SARs and restricted stock and deferred stock Awards will, to the extent determined by the Committee at or after grant, be cashed out. This cash-out will be based on the higher of the highest price per share paid or offered in any transaction related to a change of control or the highest sale price per share reported on the New York Stock Exchange during the preceding 60-day period, except that in the case of ISOs and related SARs, the price will be based only on transactions reported for the date on which the Committee decides to cash out the ISOs.

         The Board of Directors may from time to time revise or amend the 1995 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Awards without such participant's consent or may, without stockholder approval, increase the number of shares reserved for issuance pursuant to the 1995 Stock Option Plan, decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive Awards, materially increase the benefits accruing to participants, or extend the maximum option term.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the principal anticipated federal income tax consequences of grants of stock options under the 1995 Stock Option Plan to participants and to the Company.

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO. The amount realized on the sale or taxable exchange of shares issued upon exercise of an ISO will be taxed as capital gain (or recorded as capital loss) in an amount equal to the excess (if any) of the fair market value of the shares at exercise over the exercise price ("Gain"), unless such disposition occurs within two years from the date of grant or within one year from the date of exercise. To the extent that an optionee qualifies for capital gains treatment, no deduction is allowed to the Company for federal income tax purposes. For purposes of determining alternative minimum taxable income, an ISO is treated as a nonqualified stock option.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the Gain and
(b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonqualified Stock Options. No income is realized by the optionee at the time a nonqualified stock option is granted. Upon exercise, (a) an optionee will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction to the Company.

         Payment of Exercise Price in Shares. Participants may pay all or a portion of the exercise price of stock options using previously acquired shares of Common Stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

         Limitation on Deductibility of Certain Compensation. Section 162(m) of the Code generally makes nondeductible to the Company taxable compensation paid to a single individual in excess of $1 million in any calendar year if the individual is the Chief Executive Officer or one of the next four highest-paid executive officers unless the excess compensation is considered to be "performance based." Among other requirements contained in Section 162(m), the material terms of a compensation plan must be approved by stockholders. Although certain Awards previously granted under the 1995 Stock Option Plan would not qualify for deductibility under Section 162(m) to the extent that the $1 million threshold were to be exceeded, the Company may in the future consider structuring Awards to attempt to meet the requirements of Section 162(m) if it determines the action to be advisable.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN.


                                                EXECUTIVE OFFICERS

Name                                            Age                                        Position
----                                            ---                                        --------

Robert W. Howard                                51                     Vice Chairman and Chief Executive
                                                                         Officer

Bernard A. Guy                                  41                     President and Chief Operating Officer

Thomas Bowser                                   43                     Executive Vice President, Production

John D. Horak                                   50                     Executive Vice President, Credit Risk

Peter F. Makowiecki                             38                     Executive Vice President and Chief
                                                                         Financial Officer

J. Dwaine Rhea                                  47                     Executive Vice President, Operations

Frank A. Frazzitta                              34                     Senior Vice President, Strategic Alliance


         For biographical summaries of Messrs. Howard and Guy, see "Election of Directors."

         Thomas Bowser has been Executive Vice President of Production since October 1997. Prior to that date, Mr. Bowser served as Senior Vice President of the Company's Wholesale Division from August 1995 to October 1997 and as a Regional Vice President of the Wholesale Division for the northwest region from January 1993 to August 1995.

         John D. Horak has been Executive Vice President, Credit Risk of the Company since April 1997. From September 1994 until March 1996, he served as Vice President of Credit Administration at First Interstate Bancorp of Los Angeles, California. From 1988 to 1994, Mr. Horak served as Vice President of Credit Management for ITT Consumer Financial Corp. and Senior Vice President, Credit, of ITT's First Consumer National Bank.

         Peter F. Makowiecki has been Executive Vice President and Chief Financial Officer of the Company since June 1997. He also served as Secretary until October 1997. From October 1996 to June 1997, Mr. Makowiecki served as Executive Vice President and Chief Financial Officer of Fleet Mortgage Group ("Fleet"). He served as Senior Vice President and Controller of Fleet from October 1990 to May 1993 and from February 1994 to October 1996. Mr. Makowiecki served as Director of Finance of Citicorp Mortgage from May 1993 to February 1994.

         J. Dwaine Rhea has been Executive Vice President, Operations of the Company since September 1997. From 1988 to 1997, Mr. Rhea was employed at Chase Financial Corporation, most recently as Executive Vice President, Business Manager, Consumer Products Lending Group.

         Frank A. Frazzitta has been Senior Vice President, Strategic Alliance of the Company since January 1997. From February 1996 to December 1996, Mr. Frazzitta served as Vice President, Treasurer and Controller of the Company; he continued to serve as Treasurer until October 1997. From January 1995 to May 1995, Mr. Frazzitta served as Vice President and Treasurer of Allied Federal Savings Bank. He served as Assistant Vice President, Cash Management for North American Mortgage Company from April 1992 to January 1995.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth for the years indicated information concerning the annual and long-term compensation earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers").


                                                                                             Long-Term
                                                            Annual Compensation         Compensation Awards
                                                            -------------------         -------------------

                                                                                          Securities
                                                                                          Underlying          All Other
Name and Principal Position           Year                Salary             Bonus       Options/SARs       Compensation
--------------------------------------------------------------------------------------------------------------------------

Robert W. Howard(1)...........        1997             $ 253,750       $ 1,295,619          100,000          $ 3,600(4)
 Vice Chairman and Chief              1996               250,000           721,289                -            6,019(4)
 Executive Officer                    1995                60,000           400,250          971,100            6,109(4)

Bernard A. Guy(1).............        1997               253,860         1,295,619          100,000            3,600(4)
 President and Chief                  1996               250,000           721,289                -            6,019(4)
 Operating Officer                    1995                60,000           400,250          971,100            6,109(4)

Peter F. Makowiecki(2)........        1997               100,000            75,000           50,000           49,325(5)
 Executive Vice President
 and Chief Financial
 Officer

Thomas Bowser.................        1997               117,719           188,487           25,000            3,943(4)
 Executive Vice President,            1996                75,000           112,164           37,500                   -
 Production                           1995                63,250            68,000                -                   -

Frank A. Frazzitta(3).........        1997               125,111            62,500                -            3,600(4)
 Senior Vice President,               1996                75,000            40,000           15,000                   -
 Strategic Alliance


(1) Each of Messrs. Howard and Guy entered into a five-year employment agreement effective January 1, 1996, at an annual salary of $250,000, plus a bonus
    equal  to  1  1/2%  of  the  Company's  pretax  earnings.   See  "Employment
    Agreements."

(2) Mr. Makowiecki became an employee of the Company in June 1997.

(3) Mr. Frazzitta became an employee of the Company in February 1996.

(4) Represents cash contributions made by the Company to its 401(k) profit sharing plan.

(5) Represents moving expenses reimbursed by the Company.

EMPLOYMENT AGREEMENTS

         Mr. Howard serves as Chief Executive Officer and Mr. Guy serves as President of the Company pursuant to the terms of an employment agreement with each officer which expires January 1, 2001, unless extended by mutual agreement between the Company and the officer. Under the terms of each agreement, Messrs. Howard and Guy each receive an annual salary of $250,000 (adjusted annually in accordance with a cost of living index and subject to upward adjustment at the sole discretion of the Company) and a quarterly bonus equal to 1 1/2% of the Company's pretax earnings each quarter as determined in accordance with generally accepted accounting principles. In addition to salary and bonus, each officer receives an automobile allowance of $1,000 per month. In the event of termination of the officer's employment by the Company without cause (as defined in the agreement), or due to death or disability, the Company will pay the present value of compensation and benefits to which the officer would have been entitled during the remaining term of the agreement, including bonus payments at the same rate as most recently paid. In the event Mr. Howard or Mr. Guy voluntarily terminates his employment, he will be restricted from competing with the Company for one year.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth the stock options granted to the Named Executive Officers during 1997.



                                                  Individual Grants


                           -----------------------------------------------------------------
                                               Percent of
                                                 Total                                      Potential Realizable Value at
                               Number of        Options                                     Assumed Annual Rates of Stock
                               Securities      Granted to                                        Price Appreciation
                               Underlying      Employees        Exercise                           for Option Term
                                Options        in Fiscal       Price Per      Expiration         -------------------
           Name               Granted (1)         Year         Share (2)         Date            5%              10%
------------------------------------------------------------------------------------------------------------------------------

Robert W. Howard               100,000           12.8%        $ 10.25          4/23/07      $ 644,617       $ 1,633,586

Bernard A. Guy                 100,000           12.8%          10.25          4/23/07        644,617         1,633,586

Peter F. Makowiecki             50,000            6.4%          10.56         12/17/07        332,056           841,496

Thomas Bowser                   25,000            3.2%          10.25          4/23/07        161,154           408,397

Frank A. Frazzitta                   -               -            -               -              -                  -


(1) The stock options vest 20% per year over a period of five years after the date of grant except for the options granted to Mr. Makowiecki, which vest in five equal annual installments beginning June 23, 1998.

(2) The exercise price for all options equaled the fair market value of such shares at the date of grant.

FISCAL YEAR-END OPTION VALUES(1)

         The following table lists the value of unexercised options held by the Named Executive Officers at December 31, 1997:

                                            Number of Securities Underlying                     Value of Unexercised In-the-
                                          Unexercised Options at Fiscal Year-                 Money Options at Fiscal Year-End
                                                          End                                               (2)
                                      -------------------------------------------        ------------------------------------------

                Name                       Exercisable         Unexercisable                 Exercisable         Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------

Robert W. Howard                            388,400               682,700                   $ 3,476,050           $ 4,027,213

Bernard A. Guy                              388,400               682,700                     3,476,050             4,027,213

Peter F. Makowiecki                               -                50,000                             -               140,750

Thomas Bowser                                     -                55,000                             -               139,385

Frank A. Frazzitta                            3,000                12,000                         6,126                24,504


(1) The named executive officers neither exercised any options or stock appreciation rights ("SARs") during 1997 nor held any SARs at December 31, 1997.

(2) In-the-money stock options are options for which the exercise price is less than the market value of the underlying stock on a particular date. The values shown in the table are based on the difference between $13.375, which was the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on December 31, 1997, and the applicable exercise price.


                        REPORT ON EXECUTIVE COMPENSATION

         The following Report of the Company's Board of Directors is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report is not to be deemed "soliciting material" filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to Section 18 of the Exchange Act.

         The Compensation Committee is responsible for reviewing the philosophy and policies of the Company with respect to executive compensation, for recommending to the Board senior officer salaries and compensation packages, and for the administration of the Company's stock option plans. In addition, the Compensation Committee is responsible for reviewing decisions made by the Management Compensation Committee (the "MCC"), an internal management committee formed in November 1997 consisting of Messrs. Bowser, Guy, Horak, Howard, Makowiecki and Rhea and Ms. Terry Ness, who is Senior Vice President, Human Resources. The MCC will establish and review policies of the Company relating to all salaries (other than for executive officers), management incentive programs and bonus payments and will make recommendations with respect to the grant of options under the 1995 Stock Option Plan to employees other than executive officers. In January 1998, the Board appointed a subcommittee of the Compensation Committee that is authorized to approve grants of options under the 1995 Stock Option Plan and to consider compensation intended to be deductible pursuant to Section 162(m) of the Internal Revenue Code.

         In 1997, the Board of Directors as a whole reviewed certain of the Company's executive compensation matters and set executive compensation policies. The compensation packages of Peter F. Makowiecki and J. Dwaine Rhea, who were hired as executive officers during 1997, were reviewed and approved by the Board.

         The compensation for Robert W. Howard, the Chief Executive Officer of the Company, and Bernard A. Guy, President of the Company, is governed by the terms of an employment agreement with each officer. See "Executive Compensation--Employment Agreements." The employment agreements were entered into prior to the time the Company's stock became publicly traded and their terms were not approved by the Compensation Committee.

         Generally, the Company's compensation policies are structured to link the compensation of the Chief Executive Officer and other executives of the Company with corporate performance. Through the establishment of short-term and long-term incentive compensation programs, the Company has attempted to align the financial interests of its executives with the Company's financial results and the creation of value for stockholders. The Company's compensation programs are also designed to be competitive in order to attract top leadership. However, because the industry increasingly relies on compensation programs contingent upon annual and long-term financial performance, the Company's actual compensation levels in any particular year may be above or below those of competitors.

         The Company attempts to set base salaries at a median market rate supplemented by performance-based variable compensation. A large portion of the compensation of Messrs. Howard and Guy fluctuates in accordance with the Company's pretax earnings. A substantial portion of the compensation for Thomas Bowser, the Company's Executive Vice President, Production, is also linked to performance.

         In addition, the Company awards stock options in order to base a part of executive compensation on value received by stockholders. During 1997, the Company granted stock options to a broad range of management employees, including its executive officers. In general, the size of individual option grants to executive officers was based on the executive's duties and position and length of service with the Company.

         Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000 during a given year, unless certain exceptions apply. The Company has attempted to structure the compensation paid to executives to maximize deductibility, although payments under agreements entered into prior to the Company's initial public offering may be subject to a loss of deduction. The Company will continue to review the its compensation program to determine the deductibility of future compensation paid or awarded to its executives and will seek guidance with respect to changes that will enable the Company to continue to attract and retain key executives while optimizing the deductibility to the Company of amounts paid as compensation.

         The Board believes that the overall executive compensation program of the Company has been successful in providing competitive compensation to its executives, enabling the Company to attract and retain highly qualified individuals while creating incentives that encourage strong financial performance and creation of additional shareholder value.

                               BOARD OF DIRECTORS

                   H. Wayne Snavely          John P. Dewey
                   Robert W. Howard          Allan Van Ruiter
                   Bernard A. Guy            Stephen J. Shugerman
                                             Frank P. Willey

STOCK PERFORMANCE GRAPH

         The following graph compares the Company's total cumulative stockholder return from June 13, 1996, to December 31, 1997, to the S&P 500 Stock Index and the Dow Jones Financial Services--Diversified Index--Number 850, which includes seven companies in the diversified financial services industry.

         The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

         The graph is based on an investment of $100 on June 13, 1996 in the Common Stock at a price of $11.33 or in an index.




















                                    JUNE 13, 1996           DEC. 31, 1996            DEC. 31, 1997

Southern Pacific
Funding Corporation                   $ 100                    $ 183                      $ 116

S&P 500 Index                           100                      112                        150

Dow Jones Financial
Services--Diversified
Index                                   100                      125                        201


         THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH ABOVE.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         From time to time the Company and its subsidiaries and affiliates make mortgage loans and consumer loans to its executive officers, directors and employees. Such loans are made in the ordinary course of business and on the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. During 1997, one executive officer, Frank A. Frazzitta, was indebted to the Company in a maximum amount of $244,800, bearing interest at a rate of 7.5% per annum. The loan was sold into one of the Company's quarterly securitizations during 1997. See also "Non-Employee Director Compensation."

ARRANGEMENTS WITH ICII AND ITS AFFILIATES

         The Company and ICII have entered into agreements for the purpose of defining their ongoing relationship. The agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. The Company believes that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated parties.

         Additional or modified arrangements and transactions may be entered into by the Company, ICII and their respective affiliates in the future. Any such future arrangements and transactions will be determined through negotiations between the Company and ICII; nonetheless, it is possible that conflicts of interest will develop. The nonemployee directors of the Company who are not affiliated with ICII or SPB must independently approve all transactions between the Company and ICII.

         The Company has entered into an agreement (the "Tax Agreement") with ICII for the purposes of (1) providing for the filing of certain tax returns,
(2) allocating certain tax liabilities and (3) establishing procedures for certain audits or contests of tax liabilities.

         Under the Tax Agreement, ICII agreed to indemnify and hold the Company harmless from any tax liability attributable to periods ending on or before June 1996 in excess of such taxes as the Company had already paid or provided for. For periods ending after June 1996, the Company will pay its tax liabilities directly to the appropriate taxing authorities. To the extent that (1) there are audit adjustments that result in a tax detriment to the Company or (2) the Company incurs losses that are carried back to an earlier year, and any such adjustment described in (1) or loss described in (2) results in a benefit to ICII or its affiliates, then ICII will pay to the Company an amount equal to the tax benefit as that benefit is realized. ICII also agreed to indemnify the Company for any liability arising out of the filing of a federal consolidated return by ICII or any return filed with any state or local tax authority. To the extent there are audit adjustments that result in any tax detriment to ICII or any of its affiliates with respect to any period ending on or before June 1996, and, as a result thereof, the Company for any taxable period after June 1996 realizes a tax benefit, then the Company shall pay to ICII the amount of such benefit at such time or times as the Company actually realizes such benefit.

         ICII generally will control audits and administrative and judicial proceedings with respect to periods ending on or before June 1996, although ICII cannot compromise or settle any issue that increases the Company's liability without first obtaining the consent of the Company. The Company generally controls all other audits and administrative and judicial proceedings.

         In November 1996, the Company entered into a Registration Rights Agreement with ICII, pursuant to which the Company has agreed to register for sale in the future under the Securities Act of 1933 all of ICII's remaining shares of the Common Stock subject to certain conditions set forth in the agreement.

         The Company pays a fee of $10,000 per month to ICII for use of data storage and processing capacity on ICII's general mainframe computer. The Company expects to continue this arrangement for the foreseeable future. ICII also provided administrative services with respect to the Company's 401(k) profit sharing plan until November 1, 1997.

         In June 1997, the Company purchased $6.9 million in loans from SPB on terms comparable to transactions entered into with unrelated third parties.

         On July 17, 1997, the Company borrowed $15,000,000 from ICII due on October 17, 1997, bearing interest at an annual rate of 12 percent. The indebtedness was repaid on August 11, 1997, together with $125,000 in interest.


                              STOCKHOLDER PROPOSALS

         Stockholders who wish to include proposals for action at the Company's 1999 Annual Meeting of Stockholders must cause their proposals to be received by the Secretary of the Company not later than December 31, 1998. Such proposals should be addressed to the Company's Secretary at the address set forth on the first page of this proxy statement, and may be included in the Company's 1999 proxy statement if they comply with all rules and regulations of the SEC under the Exchange Act.


                                 By Order of the Board of Directors,


                                 Wendy Beth Oliver
                                 Secretary

                                 REVOCABLE PROXY
                      SOUTHERN PACIFIC FUNDING CORPORATION
                                4949 Meadows Road
                            Lake Oswego, Oregon 97035


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOUTHERN PACIFIC FUNDING CORPORATION FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 8, 1998.

         The undersigned stockholder of Southern Pacific Funding Corporation hereby appoints Timothy Breedlove and Philip Forbini, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Southern Pacific Funding Corporation held of record by the undersigned on April 23, 1998, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:30 p.m. on June 8, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 1998, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

         This Proxy, when property executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1, FOR THE PROPOSAL LISTED IN ITEM 2, AND FOR THE PROPOSAL LISTED IN ITEM 3.

                  PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
                   REVERSE SIDE AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.



1.   ELECTION OF SIX DIRECTORS for                        [  ] FOR all nominees                       [  ] WITHHOLD
     terms of one year each and thereafter                     (except as other-                           as to all
     until their successors are elected and                    wise indicated)                             nominees
     qualified.  Nominees:  H. Wayne
     Snavely, Robert W. Howard,
     Bernard A. Guy, Stephen J.
     Shugerman, E. James Hedemark,
     and Frank P. Willey.

To withhold authority to vote FOR any individual nominee, write that nominee's name in the space provided:

-----------------------------------------------------







                                                     - 1 -






2.   Ratification of the appointment of                   [  ] FOR             [  ] AGAINST            [  ] ABSTAIN
     KPMG Peat Marwick LLP as
     independent auditors of Southern
     Pacific Funding Corporation for the
     fiscal year ending December 31, 1998.

3.   Proposal to amend the 1995 Stock                     [  ] FOR             [  ] AGAINST            [  ] ABSTAIN
     Option, Deferred Stock and
     Restricted Stock Plan.



                                                          The undersigned hereby acknowledges receipt of the Notice
                                                          of Annual  Meeting of  Stockholders  of Southern  Pacific
                                                          Funding  Corporation,  a Proxy  Statement dated April 30,
                                                          1998,  for the Annual  Meeting  and the Annual  Report to
                                                          Stockholders.

                                                          PLEASE  SIGN AND DATE  BELOW AND RETURN  PROMPTLY  IN THE
                                                          ENCLOSED POSTAGE-PAID ENVELOPE.

                                                          Date

                                                          Signature

                                                          Please  sign name  exactly as it  appears on this  proxy.
                                                          Joint owners should each sign personally. When signing as
                                                          attorney, executor,  administrator,  trustee or guardian,
                                                          please  give  your  full  title  as  such.  Corporate  or
                                                          partnership  proxies  should be  signed by an  authorized
                                                          officer.

                                 April 30, 1998


To:      All 401(K) Plan Participants


Re: Annual Meeting of Stockholders of Southern Pacific Funding Corporation to be held on June 8, 1998


Dear Participants:

As you know, employees of Southern Pacific Funding Corporation (the "Company") are eligible to participate in the Southern Pacific Funding Corporation 401(K) Plan and Trust (the "401(K) Plan"). The 401(K) Plan includes an investment alternative to purchase the stock of the Company using funds from your 401(K) Plan account (the "401(K) Stock Fund"). These shares are held by KeyTrust Company National Association as trustee (the "Trustee") for the 401(K) Plan. Interests in shares that you have purchased in the 401(K) Stock Fund are being held by the Trustee for your benefit. The 401(K) Plan allows participants (including former participants and beneficiaries) to direct certain voting rights at the Company's stockholder meetings.

In connection with the Annual Meeting of Stockholders of Southern Pacific Funding Corporation to be held on June 8, 1998, enclosed are the following documents:

         1. Proxy  Card  (if you did not  have  any  shares  of   Company  stock
allocated to your 401(K) Stock Fund as of April 23, 1998, there will be no Proxy Card enclosed with this letter);

         2. Proxy Statement dated April 30, 1998, including a Notice of Annual Meeting of Stockholders; and

         3. 1998 Annual Report to Stockholders.

As a participant in the 401(K) Plan, you have the right to direct the Trustee how to vote the shares held in the 401(K) Stock Fund as of April 23, 1998, the record date for the Annual Meeting ("Record Date"), on the proposals to be voted on by the Company's stockholders. Your rights as a participant in the 401(K) Plan will vary depending on whether the matter being voted on is an "Anticipated Proposal" or an "Unanticipated Proposal".

ANTICIPATED PROPOSALS

In general, 401(K) Plan participants have the right to direct how the Trustee, as Trustee for the 401(K) Plan, should vote the shares in the 401(K) Stock Fund. In general, the Trustee will vote FOR and AGAINST each proposal specified on the Proxy Card in the same proportions as instructions to cast votes FOR and AGAINST such proposal are given by 401(K) Plan participants entitled to give voting instructions. The instructions given by each 401(K) Plan participant will be weighted according to the value of his or her respective interest in the 401(K) Stock Fund as of April 23, 1998. For purposes of the 401(K) Plan, if you ABSTAIN as to a proposal, or if you do not return your Proxy Card to the Trustee by May 29, 1998, your instructions will not be counted.

UNANTICIPATED PROPOSALS

It is possible, although very unlikely, that proposals other than those specified on the Proxy Card will be presented for stockholder action at the 1998 Annual Meeting of Stockholders. If this should happen, the Trustee will vote upon such matters in its discretion, or will cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

Your Proxy is very important. You are encouraged to review the enclosed materials carefully and to complete, sign and date the enclosed Proxy Card to signify your instructions to the Trustee. You should then mail the completed card using the enclosed postage-paid return envelope. The Proxy Card must be received by May 29, 1998.

Please note that the voting instructions will be kept confidential by the Trustee. If you have any questions regarding your voting rights or the terms of the 401(K) Plan, please call Jennifer Struble at 503-540-5415, ext. 3332.

Very truly yours,

Southern Pacific Funding Corporation


Enclosures

                      SOUTHERN PACIFIC FUNDING CORPORATION

                        1995 STOCK OPTION, DEFERRED STOCK
                                       AND
                              RESTRICTED STOCK PLAN
                          (as amended March 30, 1998)

SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

                  (a) This plan is  intended to  implement  and govern the Stock
Option, Deferred Stock and Restricted Stock Plan (the "Plan") of Southern Pacific Funding Corporation, a California corporation (the "Company") . The Plan was adopted by the Board on November 1, 1995, subject to the approval of the Company's shareholders. The purpose of the Plan is to enable the Company and its Subsidiaries, to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry, and to provide incentives to such personnel and members that are linked directly to increases in shareholder value, and will therefore inure to the benefit of all shareholders of the Company.

                  (b) For purposes of the Plan, the following terms shall be defined as set forth below:

                  (1) "Award" means any award of Deferred Stock, Restricted Stock, Stock Appreciation Right, Limited Stock Appreciation Right or Stock Option.

                  (2) "Board" means the Board of Directors of the Company.

                  (3) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (4) "Committee" means the Compensation Committee of the Board plus such additional directors of the Company as the Board shall designate.

                  (5) "Company" means Southern Pacific Funding Corporation, a California corporation organized under the laws of the State of California (or any successor corporation).

                  (6) "Deferred Stock" means an award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period.

                  (7) "Disability" means permanent and total disability as determined under the Company's disability program or policy.

                  (8) "Effective Date" shall mean the date provided  pursuant to
Section 16.

                  (9) "Eligible Employee" means an employee of the Company or any Subsidiary eligible to participate in the Plan pursuant to Section 4.

                  (10) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, at the discretion of the Committee and subject to such limitations as the Committee may impose, (A) the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal Composite Tape or (B) the average on such date of the closing price of the Stock on each day on which the Stock is traded over a period of up to twenty trading days immediately prior to such date or (C) if on the date for which current fair market value is to be determined the Stock is not listed on any securities exchange or quoted in the NASDAQ System or over-the-counter market, the current fair market value of the Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of the Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board.

                  (11) "Incentive Stock Option" means any Stock option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (12) "IPO" means the Company's initial public offering of its Stock on Registration Statement Form S-1.

                  (13)  "Limited  Stock   Appreciation   Right"  means  a  Stock
Appreciation Right that can be exercised only in the event of a Change of Control as defined in Section 10.

                  (14) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

                  (15) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  (16) "Participant" means any Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 2 below, to receive grants of Stock Options or Awards or any combination of the foregoing.

                  (17) "Restricted Period" means the period set by the Committee as it pertains to Deferred Stock or Restricted Stock awards pursuant to Section 7.

                  (18) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 that will lapse with the passage of time or upon the attainment of performance objectives.

                  (19) "Stock" means the Common Stock, no par value per share, of the Company.

                  (20) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to receive an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof and (ii) the aggregate exercise price of such right or such portion thereof.

                  (21) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

                  (22) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

                  (b) The Committee shall have the power and authority to grant to Eligible Employees, pursuant to the terms of the Plan: (A) Stock Options, (B) Stock Appreciation Rights, (C) Deferred Stock, (D) Restricted Stock, or (E) any combination of the foregoing.

                  In particular, the Committee shall have the authority;

                  (1)  to  select   those   employees  of  the  Company  or  its
Subsidiaries who are Eligible Employees;

                  (2) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Deferred Stock, Restricted Stock or a combination of the foregoing, are to be granted to Eligible Employees hereunder;

                  (3) to determine the number of shares of Stock to be covered by each such Award;

                  (4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (x) the restricted period applicable to Deferred Stock or Restricted Stock awards,
(y) the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock shall lapse during such period, and (z) when and in what increments shares covered by Stock Options may be purchased; and

                  (5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Deferred Stock, Restricted Stock or any combination of the foregoing.

                  (c) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan; and to otherwise supervise the administration of the Plan.

                  (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and its Subsidiaries and the Participants.

SECTION 3.  STOCK SUBJECT TO PLAN.

                  (a) The total number of shares of Stock reserved and available for issuance under the Plan shall be three million four hundred forty-two thousand two hundred (3,442,200) shares of Stock. Such shares shall consist of authorized but unissued shares.

                  (b) To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any Deferred Stock or Restricted Stock award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future Awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and certificates representing such shares are surrendered to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future Awards under the Plan.

                  (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right.

SECTION 4.  ELIGIBILITY.

                  Officers and other key employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or its Subsidiaries, and the directors of the Company and its Subsidiaries, shall be eligible to be granted Non-Qualified Stock Options, Stock Appreciation Rights, and Deferred Stock or Restricted Stock awards hereunder. Officers and other key employees of the Company or its Subsidiaries shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees recommended by the senior management of the

Company, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award.

SECTION 5.  STOCK OPTION FOR ELIGIBLE EMPLOYEES.

                  (a) Stock Options may be granted to Eligible Employees alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Options need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a Stock Option Agreement with the Company, in such form as the Committee shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

                           i) The Stock Options granted under the Plan to Eligible Employees may be of two types: (x) Incentive Stock Options and (y) Non-Qualified Stock Options.

                           ii) The Committee shall have the authority to grant any Eligible Employee (x) Incentive Stock Options (provided such Eligible Employee is also an employee of the Company or its Subsidiaries), (y) Non-Qualified Stock Options, or (z) both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

                  (b) Stock Options granted under this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                           ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided herein or unless otherwise determined by the Committee at or after grant, Stock Options shall be exercisable one year following the date of grant of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine in its sole discretion.

                  (d) Method of Exercise. Subject to Section 5(c) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised), (ii) by cancellation of any indebtedness owed by the Company to the optionee, (iii) by a full recourse promissory note executed by the optionee, or (iv) by any combination of the foregoing; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 11.

                  (e) The Committee may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted; provided, however, should the Committee so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, the Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for the grants of Stock Options and other Awards hereunder.

                  (f) Loans. The Company may make loans available to Stock Option holders as the Committee, in its discretion, may determine in connection with the exercise of outstanding options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this
Section 5(f) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, (iii) bear interest, if any, at such rate as the Committee shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder and (y) any Federal, state, local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Committee; provided, however, that the term of the loan, including extensions, shall not exceed seven years. Unless the Committee determines otherwise, when a loan shall have been made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                  (g) Non-transferability of Options. No Stock Options shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. To the extent such Options and intended to qualify as Incentive Stock Options no disposition of an Optioned Share may be made by optionee within two (2) years from the date of the granting of the Option(s) nor within one (1) year after the transfer of such Optioned Share to him.

                  (h) Termination by Death. If an optionee's employment with the Company and any Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  (i)  Termination  by Reason or  Disability.  If an  optionee's employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Committee shall determine at the time of grant), for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such twelve-month period (or such shorter period as the Committee shall specify at grant) and prior to the expiration of the stated term of such Stock Option, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the time of death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (j) Other Termination. Except as otherwise provided in this paragraph or otherwise determined by the Committee, if an optionee's employment with the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option may be exercised until the earlier to occur of (A) three months from the date of such termination or (B) the expiration of such Stock Option's term.

                  (k) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, its Parent Corporation and any Subsidiary become exercisable for the first time by an optionee during any calendar year exceed $100,000, such options shall be treated as Non-Qualified Stock Options.

                  (l) Annual Limit on Stock Options. More than one Stock Option may be granted to an Eligible Employee during any fiscal year of the Company, but the aggregate number of shares of Stock underlying Stock Options granted to any Eligible Employee during any such fiscal year shall not exceed fifty percent (50%) of the shares of Stock reserved for issuance under the Plan pursuant to
Section 3 of the Plan.

SECTION 6.  STOCK APPRECIATION RIGHTS.

                  (a) Grant and Exercise. Stock Appreciation Rights may be granted to Eligible Employees either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

                  A Related Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

                  A Related Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

                  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following;

                           i) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Related Stock Appreciation Right shall not be exercisable during the first six months of the term of the Related Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

                           ii) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Related Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (c) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (g) of Section 5 of the Plan.

                  (d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Stock Appreciation Right.

                  (e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the stock subject to an Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (f) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that Free Standing Stock Appreciation Rights shall not be exercisable during the first six months of the term of the Free Standing Stock Appreciation Right, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of the six-month period.

                  (g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Committee, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

                  (h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock over the price per share specified in the Free Standing Stock Appreciation Right (which shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares in respect to which the right is being exercised, with the Committee having the right to determine the form of payment.

                  (i) No Free Standing Stock Appreciation Right shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the recipient's lifetime, only by the recipient.

                  (j) In the event of the termination of an employee who has received Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

SECTION 7.  DEFERRED STOCK AND RESTRICTED STOCK.

                  (a) General. Deferred Stock and Restricted Stock awards may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine to whom, and the time or times at which, grants of Deferred Stock or Restricted Stock awards will be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Deferred Stock or Restricted Stock awards; the Restricted Period (as defined in paragraph (c) hereof) applicable to Deferred Stock or Restricted Stock awards; the performance objective applicable to Deferred Stock or Restricted Stock awards; the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock awards shall lapse during such Restricted Period; and all other conditions of the Deferred Stock or Restricted Stock awards. The Committee may also condition the grant of Deferred Stock or Restricted Stock awards upon the exercise of Stock Options, or upon such other criteria as the Committee may determine, in its sole discretion. The provisions of Deferred Stock or Restricted Stock awards need not be the same with respect to each recipient.

                  (b) Awards and Certificates. The prospective recipient of a Deferred Stock or Restricted Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (an "Award Agreement") and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Committee may specify after the Award date).

                  Each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

         The shares of stock represented by this certificate are subject to restrictions and limitations on transferability contained in the Southern Pacific Funding Corporation 1995 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") and a Restricted Stock Award Agreement (the "Agreement") entered into between the registered owner of the shares of stock represented by this certificate and Southern Pacific Funding Corporation, a California corporation (the "Company") . Copies of the Plan and the Agreement will be furnished by the Company to any holder of this certificate upon request and without charge.

                  The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

                  With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

                  (c)  Restriction   and  Conditions.   The  Deferred  Stock  or
Restricted Stock awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                           (i) Subject to the provisions of the Plan and the Deferred Stock or Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Deferred Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability or the occurrence of a "Change of Control" as defined in
                           Section 10 below.

                           (ii) With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Deferred Stock, except as the Committee shall otherwise determine. With respect to the shares of Restricted Stock, except as provided in paragraph (b) of this Section 7, the Participant shall have all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period.

                           (iii) Subject to the provisions of the Deferred Stock or Restricted Stock Award Agreement and this Section 7, upon termination of employment for any reason during the Restricted Period, all shares still subject to restriction shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Deferred Stock or Restricted Stock, plus simple interest at 8% per year.

SECTION 8.  AMENDMENT AND TERMINATION.

                  (a) The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

                           (i) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

                           (ii) except as provided in this Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the option;

                           (iii) materially change the employees or class of employees eligible to participate in the Plan;

                           (iv) materially increase the benefits accruing to Participants under the Plan; or

                           (v) extend the maximum option period under  paragraph
                           (b) of Section 5 of the Plan.

                  (b) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 9.  UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 10.  CHANGE OF CONTROL.

                  The following acceleration and valuation provisions shall apply in the event of a "Change of Control", as defined in paragraph (b) of this
Section 10:

                  (a) in the event of a "Change of Control," unless otherwise determined by the Committee or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control;

                           (i) any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

                           (ii) the restrictions applicable to any Restricted Stock or Deferred Stock awards under the Plan shall lapse, and such shares and Awards shall be deemed fully vested;

                           (iii) any indebtedness  incurred  pursuant to Section
                           5(f) above shall be forgiven and the collateral pledged in connection with any such loan shall be released; and

                           (iv) the value of all outstanding Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock and Deferred Stock awards shall, to the extent determined by the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph
                           (c) of this Section 10) as of the date the Change of Control occurs or such other date as the Committee may determine prior to the Change of Control.

                  (b) For purposes of paragraph (a) of this Section 10, a "Change of Control" shall be deemed to have occurred if;

                           (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

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                           (ii) during any period of two consecutive  years (not
                           including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 10(b)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                           (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (c) For purposes of this Section 10, "Change of Control Price"
means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights or Limited Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

SECTION 11.  GENERAL PROVISIONS.

                  (a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                  All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commissions, any



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stock exchange upon which the Stock is then listed,  and any applicable  Federal or state  securities  law, and the Committee may cause a legend or legends to be
placed  on  any  such  certificates  to  make  appropriate   reference  to  such
restrictions.

                  (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

                  (c) Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 12.  SPECIFIC PERFORMANCE.

                  The Stock Options granted under this Plan and the Shares issued pursuant to the exercise of such Stock Options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its stockholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optioned Stock, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

SECTION 13.  INVALID PROVISION.

                  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all



                                                     - 15 -




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such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein.

SECTION 14.  APPLICABLE LAW.

                  This Plan shall be governed by and construed in accordance with the laws of the State of California.

SECTION 15.  SUCCESSORS AND ASSIGNS.

                  This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

SECTION 16.  EFFECTIVE DATE OF PLAN.

                  The Plan became effective (the "Effective Date") on November 1, 1995.

SECTION 17.  TERM OF PLAN.

                  No Stock Option, Stock Appreciation Right, Deferred Stock or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

                  IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this plan by the Board on the day and year first above written, the Company has caused this Plan to be duly executed by its duly authorized officers.

                                       SOUTHERN PACIFIC FUNDING CORPORATION


                                       By: /s/ ROBERT W. HOWARD
                                           Robert W. Howard,
                                           President




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